Consent of Independent Registered Public Accounting Firm

The Board of Directors

Energy Fuels Inc.:

We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein. Our report refers to a change in the method of accounting for leases.

/s/KPMG LLP

Denver, Colorado

March 19, 2021